Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-79759, 333-112462, and No. 333-115692), and Form S-8 (No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation of our report dated March 14, 2005, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/BDO Seidman, LLP

Houston, Texas

March 14, 2005